Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 (Post-Effective Amendment No. 1) of Westport Innovations Inc. of our report dated March 14, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Fuel System Solutions, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

March 25, 2016